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                                                               EXHIBIT 10.178

                                                               EXECUTION VERSION

             FIRST AMENDED AND RESTATED LAKES MINIMUM PAYMENTS NOTE

                                                                January 25, 2006
                                                              Dowagiac, Michigan

     FOR VALUE RECEIVED, the Pokagon Band of Potawatomi Indians (the "Band") promises to pay to Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company ("Lakes"), such sums as may be advanced by Lakes to the Band as Minimum Guaranteed Payment Advances in accordance with Section 5.6.1 of a Management Agreement between the Band and Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc. dated as of July 8, 1999, (as assigned by Lakes Entertainment, Inc. to and assumed by Lakes pursuant to that certain Assignment and Assumption Agreement dated as of October 16, 2000 by and among the Band, Lakes Entertainment, Inc. and Lakes (the "Assignment Agreement")), and as amended and restated by a First Amended and Restated Management Agreement dated as of October 16, 2000, a Second Amended and Restated Management Agreement dated as of December 22, 2004, and a Third Amended and Restated Management Agreement of even date (collectively, and as heretofore and hereafter further amended, substituted, restated and modified, the "Management Agreement").

     1. Advances; Funding. Advances under this Note shall be funded through deposits by Lakes into the Enterprise Disbursement Account for the benefit of the Band, which funds shall be used solely to make Minimum Guaranteed Payment Advances to the Band. Lakes shall notify the Band in writing of any advances hereunder when made.

     2. Interest. Interest shall not accrue on amounts outstanding under this Note.

     3. Repayment. As provided in Section 5.6.2 of the Management Agreement, after making one or more Minimum Guaranteed Payment Advances in a Calculation Year Lakes may recoup such advance from the Band's Monthly Distribution Payments in succeeding months of the same Calculation Year; provided that in no event shall such recoupment result in the Band=s receiving less than its Minimum Guaranteed Monthly Payment in any month. Manager shall not otherwise be entitled to reimbursement from the Enterprise or the Band for amounts outstanding under this Note.

     4. Prepayment. This Note may be prepaid at any time without penalty.

     5. [intentionally deleted]

     6. Limited Recourse. The obligations of the Band under this Note and any related awards, judgments or decrees shall be payable solely through recoupment from certain Net Revenues that would otherwise be distributed to the Band as Monthly Distribution Payments, as provided in and subject to the limitations of
Section 3. Lakes shall have no recourse to any tribal assets other than such undistributed Net Revenues for payment under this Note.

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     7. Band's Waiver of Sovereign Immunity and Consent to Suit. The Band
expressly waives its sovereign immunity from suit for the purpose of permitting or compelling arbitration to enforce this Note as provided in Article 14 of the Development Agreement and consents to be sued in the United States District Court for the Western District of Michigan - Southern Division, the United States Court of Appeals for the Sixth Circuit, and the United States Supreme Court for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this Note. If the United States District Court lacks jurisdiction, the Band consents to be sued in the Michigan State Court system for the same limited purpose. The Band waives any requirement of exhaustion of tribal remedies. Without in any way limiting the generality of the foregoing, the Band expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any such court, and to take such action, including without limitation, repossessing or foreclosing on any real property not in trust, or otherwise giving effect to any judgment entered; provided, however, that liability of the Band under any judgment shall always be limited as provided in Sections 3 and 6. The Band appoints the Chairman of the Pokagon Council and the Secretary of the Pokagon Council as its agents for service of all process under or relating to the Agreements. The Band agrees that service in hand or by certified mail, return receipt requested, shall be effective for all purposes under or relating to the Agreements if served on such agents.

     8. Arbitration. All disputes, controversies or claims arising out of or relating to this Note shall be settled by binding arbitration as provided in
Article 13 of the Management Agreement.

     9. Business Purposes; Applicable Law. This Note evidences a loan for business and commercial purposes and not for personal, household, family or agricultural purposes. This Note shall be interpreted and construed in accordance with Michigan law, to the extent not preempted by federal law. Use of Michigan law for the foregoing limited purpose of interpretation and construction is not intended by the parties to and shall not otherwise (i) incorporate substantive Michigan laws or regulations, including but not limited to Michigan usury laws or any other present or future provision of the laws of Michigan that would restrict the rate of interest upon any loan contemplated hereunder; or (ii) grant any jurisdiction to the State or any political subdivision thereof over the Gaming Site or the Facility.

     10. Notices. All notices under this Note shall be given in accordance with
15.4 of the Development Agreement; except that copies of draw requests need not be sent to attorneys.

     11. Defined Terms. Capitalized terms used herein shall have the same meanings assigned to them in the Management Agreement, and, if not defined in the Management Agreement, in the Development Agreement between the Band and Lakes, as amended.

     12. Miscellaneous.

          a. Time is of the essence.


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          b. The benefits and obligations of this Note shall inure to and be binding upon the parties hereto and their respective successors and assigns, provided that any succession or assignment is permitted under the Management Agreement.

          c. Waiver of any one default shall not cause or imply a waiver any subsequent default.

          d. This Note, together with the documents listed in Section 15.17 of the Development Agreement, as each has been amended to date, sets forth the entire agreement between the parties hereto with respect to the subject matter hereof. All agreements, covenants, representations, and warranties, express or implied, oral or written, of the parties with respect to the subject matter hereof are contained herein and therein. This Note shall not be supplemented, amended or modified by any course of dealing, course of performance or uses of trade and may only be amended or modified by a written instrument duly executed by officers of both parties.

          e. This Note has been executed and delivered as a complete amendment and restatement in its entirety of that certain Lakes Minimum Payments Note dated as of December 22, 2004 made payable by the Band to Lakes, but does not extinguish, satisfy, discharge or constitute a novation thereof, and the Band hereby reaffirms, subject to the provisions of this Note, the indebtedness evidenced thereby. Lakes agrees to return to the Band the original Lakes Minimum Payments Note dated as of December 22, 2004.

          f. Any other provision of this Note to the contrary notwithstanding:
          (i) in no event shall the rate of interest payable under this Note exceed the maximum rate permitted by law (the "Legal Rate"); (ii) if at any time the rate of interest computed as provided above (the "Computed Rate") exceeds the Legal Rate, then interest shall accrue thereafter at the Legal Rate regardless of whether the Computed Rate is greater or less than the Legal Rate until the total amount of interest payable hereunder equals the amount that would have been payable without regard to this sentence, or until this Note is paid in full, whichever occurs first; and (iii) if the holder receives any interest in excess of the maximum rate permitted by this sentence, the excess shall be credited against the principal hereof or refunded, at the holder's option.

                                        THE POKAGON BAND OF POTAWATOMI INDIANS


                                        By: /s/ John Miller
                                            ------------------------------------
                                        Its Council Chairman


                                        By: /s/ Daniel Rapp
                                            ------------------------------------
                                        Its Secretary


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